Sub-Item 77Q1: Exhibits.

(a)	Articles Supplementary to the Articles of
Incorporation are incorporated herein by reference to Exhibit (a)(50) in Registrant's
Post-Effective Amendment No. 86 filed with the Commission on July 14, 2016.

	Articles Supplementary to the Articles of Incorporation are incorporated herein by reference to Exhibit (a)(52) in Registrant's
Post-Effective Amendment No. 89 filed with the Commission on October 7, 2016.


(e)	Investment Advisory Agreement between
The Glenmede Fund, Inc. and Glenmede
Investment Management LP relating to the Short Term Tax Aware Fixed Income
Portfolio is incorporated herein by reference to Exhibit (d)(81) in Registrant's Post-
Effective Amendment No. 84 filed with the
Commission on June 29, 2016.